CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 18, 2004, with respect to the financial statements of LBI Holdings I, Inc. included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-112773) and related Prospectus of Liberman Broadcasting, Inc. for the registration of 11,050,000 shares of its common stock.

/s/ ERNST & YOUNG LLP

Los Angeles, California

May 5, 2004